EXHIBIT 99.1



                                                                   NEWS RELEASE


Contact:  Paul S. Feeley                            For Release: Immediately
          SENIOR VICE PRESIDENT, TREASURER &
            CHIEF FINANCIAL OFFICER
          (617) 628-4000


                         CENTRAL BANCORP, INC. DECLARES
                       ITS REGULAR QUARTERLY CASH DIVIDEND

         SOMERVILLE, MASSACHUSETTS, October 18, 2007 - Central Bancorp, Inc. (NASDAQ Global MarketSM:CEBK) announced today that its Board of Directors declared its regular quarterly cash dividend of eighteen ($0.18) cents per share, payable on November 16, 2007, to stockholders of record as of November 2, 2007.

         Central Bancorp, Inc. is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating nine full-service banking offices, a limited service high school branch in suburban Boston and a standalone 24-hour automated teller machine in Somerville.




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